UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 24, 2025
 NPK International Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-02960	72-1123385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9320 Lakeside Boulevard,	Suite 100
The Woodlands,	Texas	77381
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (281) 362-6800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NPKI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On November 24, 2025, NPK Holdings LLC (“NPK Holdings”), a wholly-owned subsidiary of NPK International Inc. (“Company”), entered into a share sale and purchase agreement (the “Share Purchase Agreement”) and completed the acquisition of the entire issued share capital of Grassform Plant Hire Limited (“Grassform”), a private limited company incorporated in England and Wales, from the shareholders of Grassform (the “Sellers”).
Under the terms of the Share Purchase Agreement, the total consideration payable by NPK Holdings to the Sellers consisted of a payment of £35.2 ($46.4) million satisfied in cash at closing, subject to customary post-closing adjustments pursuant to completion accounts and certain other adjustment mechanisms. Additional potential consideration may also be payable based upon improvements in Grassform’s trailing twelve-month performance through its current financial year-end, February 28, 2026.
The Share Purchase Agreement contains customary warranties from the Sellers in favor of NPK Holdings, as well as a tax covenant and indemnities from the Sellers to NPK Holdings in respect of certain risks identified in due diligence. The Sellers’ liability under the warranties is qualified by reference to disclosures made by the Sellers and set out in a disclosure letter delivered at closing. In addition, the Sellers’ liability under the warranties and the tax covenant is subject to other limitations, including financial caps and time-limits, as further detailed in the Share Purchase Agreement. The Sellers’ liability under the indemnities is, in certain instances, subject to a financial cap.
In connection with the Share Purchase Agreement, the Company obtained a limited consent under the Company’s credit facility related to the acquisition.
The foregoing description of the Share Purchase Agreement is not purported to be complete and is qualified in its entirety by reference to the complete text of the Share Purchase Agreement, a copy of which is attached hereto at Exhibit 2.1.
Item 2.01 Completion of Acquisition or Disposition of Assets.
The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.
Item 7.01 Regulation FD Disclosure.
On November 24, 2025, the Company issued a press release announcing that it has entered into the Share Purchase Agreement and completed the acquisition of Grassform. A copy of the press release is being furnished and is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
The information referenced under Item 7.01 (including Exhibit 99.1) of this Current Report on Form 8-K is being “furnished” under “Item 7.01. Regulation FD Disclosure” and, as such, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information referenced under Item 7.01 (including Exhibit 99.1) of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement, report or other document filed by the Company pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
2.1	Share Purchase Agreement dated November 24, 2025 by and among NPK Holdings LLC, a subsidiary of NPK International Inc. and the Sellers listed on Schedule 1. **
99.1	Press release dated November 24, 2025.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)
** Portions of Exhibit 2.1 have been redacted in accordance with Item 601(a)(6) and Item 601(b)(2)(ii) of Regulation S-K. The registrant agrees to furnish supplementally to the Commission an unredacted copy of the exhibit upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NPK International Inc.
(Registrant)

Date:	November 24, 2025	By:	/s/ Gregg S. Piontek
Gregg S. Piontek
Senior Vice President and Chief Financial Officer